

<ARTICLE>                     5
<LEGEND>
         This schedule contains summary financial information extracted from the consolidated  financial  statements of Ethan Allen Interiors,  Inc. for the quarter  ended  September 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        0
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              JUN-30-2001
<PERIOD-START>                                 JUL-01-2000
<PERIOD-END>                                   SEP-30-2000
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         30,359
<SECURITIES>                                   0
<RECEIVABLES>                                  34,664 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    161,819
<CURRENT-ASSETS>                               262,669 <F3>
<PP&E>                                         375,991
<DEPRECIATION>                                 124,872
<TOTAL-ASSETS>                                 575,449 <F4>
<CURRENT-LIABILITIES>                          120,827 <F5>
<BONDS>                                        9,455 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       451 <F8>
<OTHER-SE>                                     409,184 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   575,449
<SALES>                                        211,231
<TOTAL-REVENUES>                               211,231 <F10>
<CGS>                                          111,522
<TOTAL-COSTS>                                  111,522
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             196 <F11>
<INCOME-PRETAX>                                33,279
<INCOME-TAX>                                   12,579
<INCOME-CONTINUING>                            20,700
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   20,700
<EPS-BASIC>                                    0.53 <F12>
<EPS-DILUTED>                                  0.52 <F13>



1/ Not applicable. All figures for Ethan Allen Interiors, Inc. are in U.S. dollars.

2/ Figure for receivables is net of allowances for doubtful accounts of $2,215.

3/       Includes prepaid expenses of $21,701.

4/       Includes goodwill of $15,139 (net of amortization).

5/ Includes current portion of long-term debt of $373 as of September 30, 2000.

6/ Includes long-term debt of $9,455 (net of the current portion of long-term debt). As of September 30, 2000 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) industrial revenue bonds of $8,455, and (ii) other of $1,000 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see the Company's Consolidated Financial Statements and Notes to the Annual Report on Form 10-K for fiscal year ended June 30, 2000.

7/       Not applicable.

8/ As of September 30, 2000, Ethan Allen had 45,071,726 shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock, see the Company's Consolidated Statement of Shareholders' Equity and Consolidated Financial Statements in the Annual Report on Form 10-K for fiscal year 2000.

9/ Consists of $272,924 of additional paid in capital, $264,968 of retained earnings and ($128,708) of treasury stock.

10/ For the quarter ended September 30, 2000, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.

11/ Consists of $161 of interest expense and $35 of deferred amortization costs.

12/ Basic earnings per share for the quarter ended September 30, 2000 was $0.53.

13/ Diluted earnings per share for the quarter ended September 30, 2000 was $0.52.

